FOR IMMEDIATE RELEASE –10/6/09 7:00 AM ET

China Energy Recovery Announces the Appointment of a New Independent Director

SHANGHAI, October 6, 2009 /PRNewswire-Asia/ — China Energy Recovery, Inc. (OTC Bulletin Board: CGYV) (ISIN: US16943V2060; "CER"), a leader in the waste heat energy recovery sector of the industrial energy efficiency industry, today announced that the Company has appointed Ms. Estelle Lau to the Board to fill a current vacancy as an independent director effective October 1, 2009. The Company has thus maintained a board with the majority members being independent directors.

"We are very pleased to have Ms. Lau join our Board of Directors as an independent director," Mr. Qinghuan Wu, Chairman of the Board, CEO and founder of China Energy Recovery said. "We believe Ms. Lau will bring great insights and value to the corporate development of our company with her abundant experience in cross-border investments and public company operations and her impressive legal background in the US.”

Biography

Ms. Lau has been a consultant for the past 10 years in the venture capital community focusing on cross-border investments in Asia, mainly in Chinese-speaking countries.  She has served as General Counsel to pan-Asian venture funds, including CVM Capital and Crimson Capital. She has held the position of Vice President at 51Job, the leading provider of HR services in China listed on Nasdaq, serving as internal counsel and managing investor relations in the US. Ms. Lau also worked as an independent consultant at Kmart Corporation as Acting VP of Global Sourcing and Compliance.  Most recently, she served as General Counsel and managed investor relations for Shine Media Acquisition Corporation.  Ms. Lau was an Associate Professor of Law at SUNY Buffalo School of Law and has a B.A. in Sociology and Philosophy from Wellesley College, an M.A. and Ph.D. in Sociology from the University of Chicago and a J.D. from Harvard Law School.

What is Waste Heat Energy Recovery?

Industrial facilities release significant amounts of excess heat into the atmosphere in the form of hot exhaust gases or high-pressure steam. Energy recovery is the process of recovering vast amounts of that wasted energy and converting it into usable heat energy or electricity, dramatically lowering energy costs. Energy recovery systems are also capable of lowering heat pollution and capturing harmful pollutants that would otherwise be released into the environment. It is estimated that if energy currently wasted by all the U.S. industrial facilities could be recovered, it could produce power equivalent to 20% of U.S. electricity generation capacity without burning any additional fossil fuel, and could help many industries to meet stringent environmental regulations.

About China Energy Recovery, Inc.

CER is an international leader in designing, manufacturing and installing waste heat energy recovery systems which provide facilities with greater energy efficiency.  The company’s primary focus is on the Chinese market. CER's technology captures industrial waste energy to produce low-cost electrical power, enabling industrial manufacturers to reduce their energy costs, shrink their emissions footprint, and generate sellable emissions credits. CER has deployed its systems throughout China and in such international markets as Egypt, Korea, Vietnam and Malaysia. CER focuses on numerous industries in which a rapid payback on invested capital is achieved by its customers, including: chemical, paper manufacturing, refining (including methanol refining), etc. CER continues to invest in R&D and plans to build China's first state-of-the-art energy recovery system research and fabrication facility to allow it to meet the increased demand for its products and services. For more information on CER, please visit: http://www.chinaenergyrecovery.com/s/Home.asp .. Information on CER's website does not comprise a part of this press release.

Forward-Looking Statement Disclaimer

This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that CER believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors that CER believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of CER and may not materialize, including, without limitation, the efficacy and market acceptance of CER's products and services, CER's ability to execute on its business plan and strategies and CER's ability to successfully complete orders and collect revenues therefrom. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors. Furthermore, CER does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in CER's filings with the Securities and Exchange Commission, including CER's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2009.

Contact:
Cindy Cheng
+86-21-5556-0020 ext. 503
IR@haie.com

SOURCE: China Energy Recovery, Inc.